Beckstead and Watts, LLP
Certified Public Accountants

                                    3340 Wynn Road, Suite C
                                        Las Vegas, NV 89102
                                               702.257.1984
                                           702.362.0540 fax

To Whom It May Concern:

We  have issued  our  audit report  dated  March 31,  2002,
accompanying   the  consolidated  financial  statements  of
Quality Exchange, Inc. and its subsidiary on Form SB-2 for the periods ended March 31, 2002 and December 31, 2001 and for the period June 3, 1998 (Date of Inception) through March 31, 2002.

Additonally, we have issued our review report (unaudited) for the Three Months and Nine Months Ending September 30,
2002 and 2001, and For the Period June 3, 1998 (Inception) to September 30, 2002.

We hereby consent to the incorporation by reference of said reports on the Report of Quality Exchange, Inc. on Form
SB-2 (File No. 333-86498).

Signed,

/s/Beckstead and Watts LLP

November 27, 2002